UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 5(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 7, 2007

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2007, at a special stockholders meeting of the Class B stockholders of GameStop Corp. (the “Company”), its Class B stockholders approved an amendment and restatement of the Company’s amended and restated certificate of incorporation to convert each share of Class B common stock into Class A common stock on a one-for-one basis and eliminate Class B common stock. A copy of the Second Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On February 7, 2007, the Company issued a press release announcing that at a special stockholders meeting, its Class B stockholders approved the proposal to convert each share of Class B common stock into Class A common stock on a one-for-one basis. After the stock market closes on February 7, 2007, the Class B shares (GME.B) will no longer be traded on the New York Stock Exchange. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Certificate of Incorporation of GameStop Corp.
99.1	Press release, dated February 7, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: February 7, 2007
	By:	/s/ David W. Carlson
		Name:	David W. Carlson
		Title:	Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Certificate of Incorporation of GameStop Corp.
99.1	Press release, dated February 7, 2007

4